Exhibit 13.1

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned officer of China Digital TV Holding Co., Ltd. (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 22, 2016

CHINA DIGITAL TV HOLDING CO., LTD.

By:	/s/ Jianhua Zhu
Name:	Jianhua Zhu
Title:	Chief Executive Officer and Director